                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Torchmark Corporation on Form S-3 of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K of Torchmark Corporation for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dallas, Texas
December 11, 2001